Exhibit 10.1 Page 1 of 1 Fourth Amendment to the APA CORPORATION 2016 Omnibus Compensation Plan WHEREAS, APA Corporation, a Delaware corporation (the “Company”), sponsors and maintains the 2016 Omnibus Compensation Plan, originally effective May 12, 2016, and as amended prior to the date hereof (the “Plan”); WHEREAS, the Company, pursuant to Section 17 of the Plan, has the right to amend the Plan, subject to such amendments being approved by the Board of Directors or the Management Development and Compensation Committee of the Company; and WHEREAS, the Company desires to increase the annual Award limit under the Plan for Participants who are non-employee directors. NOW, THEREFORE, the Plan is amended as follows, effective as of the date set forth below: 1. Section 4.10(f) of the Plan is hereby amended and restated in its entirety to provide as follows: (f) Non-Employee Directors: In addition to any other limitations set forth in this Section 4.10, Awards granted under the Plan during any calendar year to any one Participant who is a non- employee director shall be limited to an aggregate number of shares of Stock having a Fair Market Value on the grant date not to exceed $400,000. Date: September 15, 2026 Attest: APA CORPORATION /s/ Kyle W. Funderburk By: /s/ Castlen M. Kennedy Kyle W. Funderburk Castlen. M. Kennedy Assistant Secretary Senior Vice President, Human Resources and Corporate Affairs